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                                                                     Exhibit 4.3

                   FIRST AMENDMENT TO SHAREHOLDERS' AGREEMENT

     This First Amendment to Shareholders' Agreement (this "Amendment") is dated as of August 29, 2003 and is made by and among Dover Saddlery, Inc., a Delaware corporation (the "Company"), Stephen L. Day ("Day"), Jonathan A.R. Grylls ("Grylls"), David Post, Donald Motsenbocker and Thomas Gaines (collectively, together with Day and Grylls, the "Purchasers"), and James F. Powers ("JP"), David J. Powers ("DP"), and Michele R. Powers ("MP") (JP, DP and MP shall collectively be referred to as the "Sellers"). The Purchasers and Sellers shall be collectively referred to herein as the "Shareholders." Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Shareholders' Agreement (as defined below).

     WHEREAS, the Shareholders are all parties to that certain Shareholders' Agreement dated September 17, 1998 (the "Shareholders' Agreement");

     WHEREAS, Section 11 of the Shareholders' Agreement provides that each Shareholder shall have a Put Right that may be exercised during the Put Period;

     WHEREAS, Section 11 further provides that upon the exercise of such Put Right by a Shareholder, the Company shall be required, subject to the availability of financing and the receipt of all necessary approvals, to purchase all of such Shareholder's ownership interest in the Company;

     WHEREAS, the Shareholders desire to amend the Shareholders' Agreement to extend the commencement date of the Put Period; and

     WHEREAS, Section 16 of the Shareholders' Agreement allows for such amendments provided they are in writing and signed by the Shareholders.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders agree as follows:

     1. The definition of "Put Period" in Section l(a) of the Shareholders' Agreement shall be removed and replaced in its entirety with the following definition:

               "Put Period" shall mean the period commencing at 9:00 a.m., Eastern Standard Time, on December 31, 2006 and ending at 5:00 p.m., Eastern Standard Time, on December 31,2007; provided that in the event that a Liquidity Event shall have occurred prior to the expiration of the Put Period, the Put Period shall expire on the date of such Liquidity Event.

     2. Other than the change set forth above, the terms of the Shareholders' Agreement shall remain in full force and effect and the Shareholders hereby
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          acknowledge the continued legal and binding effect of the
          Shareholders' Agreement and all of its terms and provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Shareholders' Agreement as of the date first written above.

                                        COMPANY:

                                        DOVER SADDLERY, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        PURCHASES:


                                        /s/ Stephen L. Day
                                        ----------------------------------------
                                        Stephen L. Day


                                        /s/ Jonathan A.R. Grylls
                                        ----------------------------------------
                                        Jonathan A.R. Grylls


                                        /s/ David Post
                                        ----------------------------------------
                                        David Post


                                        ----------------------------------------
                                        Donald Motsenbocker


                                        ----------------------------------------
                                        Thomas Gaines
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                                        SELLERS:


                                        /s/ James F. Powers
                                        ----------------------------------------
                                        James F. Powers


                                        /s/ David E. Powers
                                        ----------------------------------------
                                        David E. Powers


                                        /s/ Michele R. Powers
                                        ----------------------------------------
                                        Michele R. Powers